UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 5, 2009

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Cabot Boulevard, Langhorne, Pennsylvania	19047
(Address of Principal Executive Offices)	(Zip Code)

(267) 775-8100

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, Power Medical Interventions, Inc., a Delaware corporation (the “Company”), and Mr. Brian M. Posner entered into an Employment Agreement pertaining to Mr. Posner’s service as the Company’s Chief Financial Officer (the “Agreement”).  Ms. Patricia Steffan, the Company’s current Vice President of Finance and Interim Chief Financial Officer, will resume her role as Vice President of Finance of the Company.

The Agreement will continue, unless earlier terminated by the parties, until December 31, 2011.  Mr. Posner’s base salary under the Agreement is $250,000 (“Base Salary”), which shall be reviewed annually.  Mr. Posner will also be eligible to participate in the Company’s incentive compensation plan in place for senior management, with a targeted bonus of up to 35% of Mr. Posner’s Base Salary, subject to achievement of performance goals.  Subject to approval by the Company’s Board of Directors (the “Board”), Mr. Posner will also receive a grant of stock options representing 150,000 shares of the Company’s common stock that will vest as to 25% of the shares on the first anniversary of the date of grant and the remainder shall vest in equal monthly portions over the following 36 months following the first anniversary of the date of grant.  Notwithstanding the foregoing, upon a “Change of Control” (as defined in the Agreement), Mr. Posner’s options shall accelerate such that (i) if a Change of Control occurs on or before January 5, 2010, then 50% of the shares issuable pursuant to Mr. Posner’s options shall immediately vest; and (ii) if a Change of Control occurs after January 5, 2010, then all of the shares issuable pursuant to Mr. Posner’s options shall immediately vest.

The Agreement also provides that in the event the Company terminates Mr. Posner without “Cause” (as defined in the Agreement) (i) prior to a Change of Control, Mr. Posner will be entitled to receive severance payments in an amount equal to his Base Salary in effect as of the date immediately prior to such termination for a period of six months; or (ii) on or after a Change of Control, Mr. Posner will be entitled to receive severance payments in an amount equal to his Base Salary in effect as of the date immediately prior to such termination for a period of twelve months.  The Agreement also contains non-competition and confidentiality provisions.

From May 2006 to December 2008, Mr. Posner served as Executive Vice President, Chief Financial Officer and Treasurer of Pharmacopeia, Inc., a publicly traded clinical development stage biopharmaceutical company (acquired by Ligand Pharmaceuticals Incorporated on December 23, 2008).  From March 1999 to May 2006, Mr. Posner served in various capacities at Pharmacopeia, including Vice President, Chief Accounting Officer and Treasurer, Vice President, Finance and Executive Director, Finance. Prior to joining Pharmacopeia, Mr. Posner served as Chief Financial Officer of Phytomedics, Inc., an early-stage biotechnology company from July 1997 to March 1999. Previously, Mr. Posner held senior financial positions at several organizations in the healthcare industry and was a member of the audit staff at PriceWaterhouseCoopers. Mr. Posner is a Certified Public Accountant and has a M.B.A. from Pace University.

On January 5, 2009, the Company also entered into an employment agreement with Mr. Joseph Camaratta pertaining to Mr. Camaratta’s service as Senior Vice President, Global Sales and Marketing of the Company (the “Employment Agreement”).  The Employment Agreement will continue, unless earlier terminated by the parties, until December 31, 2011.  Mr. Camaratta’s base salary under the Agreement is $225,000 (“Base Salary”), which shall be reviewed annually.  Mr. Camaratta will also be eligible to participate in the Company’s incentive compensation plan in place for senior management, with a targeted bonus of up to 35% of Mr. Camaratta’s Base Salary, subject to achievement of performance goals.  Subject to Board approval, Mr. Camaratta will also receive a grant of stock options representing 150,000 shares of the Company’s common stock that will vest as to 25% of the shares on the first anniversary of the date of grant and the remainder shall vest in equal monthly portions over the following 36 months following the first anniversary of the date of grant.  Notwithstanding the foregoing, upon a “Change of Control” (as defined in the Employment Agreement), Mr. Camaratta’s options shall accelerate such that (i) if a Change of Control occurs on or before January 5, 2010, then 50% of the shares issuable pursuant to Mr. Camaratta’s options shall immediately vest; and (ii) if a Change of Control occurs after January 5, 2010, then all of the shares issuable pursuant to Mr. Camaratta’s options shall immediately vest.

The Agreement also provides that in the event the Company terminates Mr. Camaratta without “Cause” (as defined in the Agreement) (i) prior to the six month anniversary of the Effective Date of the Employment Agreement (January 5, 2009), Mr. Camaratta will be entitled to receive severance payments in an amount equal to his Base Salary in effect as of the date immediately prior to such termination for a period of two months; (ii) on or after the six month anniversary of the Effective Date of the Employment Agreement but on or before the twenty-four month anniversary of the Effective Date of the Employment Agreement, Mr. Camaratta will be entitled to receive severance payments in an amount equal to his Base Salary in effect as of the date immediately prior to such termination for a period of four months; or (iii) after the twenty-four month anniversary of the Effective Date of the Employment Agreement, Mr. Camaratta will be entitled to receive severance payments in an amount equal to his Base Salary in effect as of the date immediately prior to such termination for a period of six months..  The Agreement also contains non-competition and confidentiality provisions.

From 2004 to December 2008, Mr. Camaratta served as Vice President, Global Solutions, of Siemens Medical Systems, USA, a provider of innovative imaging equipment, information technology, management consulting and services for the medical industry.  From 1996 to 2004 Mr. Camaratta served in various capacities at Siemens, including Vice President, Customers Relationship Management, Vice President, Corporate Marketing and Vice President, Worldwide Marketing and U.S. Business Manager, Magnetic Resonance.  Mr. Camaratta received his B.A. from Drexel University and an M.A. from Rutgers University.

Item 8.01.   Other Events.

On January 5, 2009, the Company entered into a consulting agreement with Mr. John Gandolfo, the Company’s former Chief Financial Officer.  Under the terms of the consulting agreement, Mr. Gandolfo will provide the Company with certain consulting services, not to exceed forty hours in any quarter, for a period of four months, beginning the date of execution of the agreement and ending four months thereafter.  Mr. Gandolfo shall receive fees for such services at a rate of $2,000 per month during the term of the agreement.  The agreement contains customary provisions concerning confidentiality and may be terminated by either party upon written notice to the other party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

Dated: January 9, 2008	By:	/s/ Brian M. Posner
Name: Brian M. Posner
Title: Chief Financial Officer